UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 March 31, 2005
                Date of Report (Date of earliest event reported)

                          ABRAXAS PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)

 Nevada                            0-19118                  74-2584033
(State or other jurisdiction of   (Commission             (IRS Employer
 incorporation)                    File Number)            Identification No.)


                        500 N. Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                                 (210) 490-4788

   (Address of principal executive offices and Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications  pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 3.02 Unregistered Sales of Equity Securities

     On November 3, 2004, Abraxas Petroleum Corporation ("Abraxas") filed a Current Report on Form 8-K which described Abraxas' completion of a financial restructuring on October 28, 2004. In connection with the October 2004 restructuring, and also as described in the November 3, 2004 Current Report on Form 8-K, Abraxas issued to Guggenheim Corporate Funding, LLC ("Guggenheim") warrants to purchase up to 1,000,000 shares of the Abraxas' common stock at a purchase price of $0.01 per share.

     On March 31, 2005, pursuant to the terms of the warrants, Guggenheim exercised its warrants to purchase 1,000,000 shares of our common stock by providing Abraxas notice of such exercise and instructing Abraxas to issue 996,479 shares and withhold 3,521 shares of stock otherwise issuable upon exercise of the warrants as consideration for the shares to be issued pursuant to the warrants.

     In connection with issuing the warrants and the shares to Guggenheim, Abraxas relied on the exemption from registration requirements provided by
Section 4(2) of the Securities Act of 1933, as amended, in that no public offering was involved.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         Abraxas Petroleum Corporation

                         By: _________________________________________________
                             Chris Williford
                             Executive Vice President, Chief Financial
                             Officer and Treasurer


Dated:  April 5, 2005